Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Hoi Ming Chan, the Chief Executive Officer of Image International Group, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the report on Form 10-Q of Image International Group, Inc., for the quarterly period ended December 31, 2017, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Image International Group, Inc.

Date: February 15, 2018

/s/ Hoi Ming Chan
Hoi Ming Chan
Chief Executive Officer
(Principal Executive Officer and
Principal Accounting Officer)